Exhibit 5.1

ד"ר ליפא מאיר	טלי לב (II/III)	איתמר ליפנר	מאור זילכה	MAOR ZILKA	ITAMAR LIPPNER	TALI LEV(II/III)	DR. LIPA MEIR
צוריאל לביא	סילביה גל-יהב	גיא משולם	טל פרי	TAL PERI	GUY MESHULAM	SYLVIA GAL-YAHAV	ZURIEL LAVIE
אלון פומרנץ	אסף אילוז	יוני שטינמץ	אביחי אסולין	AVIHAY ASULIN	YONI SHTAINMETZ	ASAF ILUZ	ALON POMERANC
ארתור מוהר (I)	שי תמר	אלה בן-דור	אביב אמר	AVIV AMAR	ELLA BEN-DOR	SHAY TAMAR	ARTHUR MOHER(I)
עוזי מור	רועי אייז	טל אסולין-מנחמוב	רעות שאולי	REUT SHAULI	TAL ASULIN-MENAHEMOV	ROY AIZ	UZI MOR
גרי קופלוביץ	ד"ר גאי כרמי (I)	יותם וייס	תום להב	TOM LAHAV	YOTAM WEISS	DR. GUY CARMI (I)	GARY COPELOVITZ
גד אזור	ורד זליכה	רימון דיין	עדי קמחי	ADI KIMHI	RIMON DAYAN	VERED ZLAIKHA	GAD AZOR
ארז דר לולו	יעל פלטאו-בילו (I)	תום ניסני	חן בן דוד	CHEN BEN DAVID	TOM NISSANI	YAEL FLATAU-BILU (I)	EREZ DAR LULU
יריב שלום	יוסי מנדלבאום	ארז גולן (נעים)	אולגה ספיבק	OLGA SPIVAK	EREZ GOLAN (NAIM)	YOSSI MANDELBAUM	YARIV SHALOM
רונן בהרב	שמרית כרמי-נעמת	ישי לבנון	נדב סווטלוף	NADAV SVETLOFF	ISHAY LEVANON	SHIMRIT CARMY NAAMAT	RONEN BAHARAV
ד"ר זיו פרייז (II)	עומר מאירי	אסף נחמיאס	ג'סטין בן חמו	JUSTIN BENHAMOU	ASSAF NACHMIAS	OMER MEIRI	DR. ZIV M. PREIS (II)
מיכל שורץ	קרנית אקריש	שחף רוט-קליין	איב נווה	EVE NAVE	SHAHAF ROTH-KLEIN	KARNIT AKRISH	MICHAL SCHWARTZ
שבתאי מיכאלי	יערה פרוינד-אברהם	עידו זבורוף	דניאל קדוש	DANIEL KADOSH	IDO ZABOROF	YAARA FRUEND-AVRAHAM	SHABTAI MICHAELI
איתן שמואלי	גרגורי אירגו	עמית זומר-פדידה	נועה שטטנר	NOA STETTNER	AMIT ZOMER-FADIDA	GREGORY IRGO	EITAN SHMUELI
אמיר זולטי	יצחק אנידגר	ניר דפני	אור בר גור	OR BAR GUR	NIR DAFNI	ISAAC ANIDJAR	AMIR ZOLTY
ארז תיק	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	EREZ TIK
שירלי יפרח-אזור	איילת רם	טל מורג			TAL MORAG	AYELET RAM	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	ליהי אלימלך	ירדן הדר			YARDEN HADAR	LIHI ELIMELECH	DR. TZIPI ISER ITSIQ
גלי אופינסקי	רעות בייץ	שיר דיגמי-טל			SHIR DIGMI-TAL	REUT BEITZ	GALI OPINSKY
דוד וינשטיין	יאן פלדמן	צח כהן			TZAH COHEN	YAN FELDMAN	DAVID WEINSTEIN
ד"ר יריב אילן	ניר מנחם	נוף שדה	איל חיאט	EYAL KHAYAT	NOF SADEH	NIR MENAHEM	DR. YARIV ILAN
אדמית כהן-וינשטוק	קרן בוצר	נעם בר אור	ד"ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	NOAM BAR-OR	KEREN BOZER	ADMIT COHEN-WEINSHTOK
מאיר אלבוים	לילך הוק	עמית ביטון	ד"ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	AMIT BITTON	LILACH HOEK	MEIR ELBAUM

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

March 8, 2021

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Safe-T Group Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company, with the Securities and Exchange Commission (the “SEC”) on or about March 8, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $100,000,000 aggregate amount of American Depositary Shares (the “ADSs”) representing ordinary shares, no par value, of the Company (the “Ordinary Shares”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

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(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Company’s then effective Articles.

On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

Assuming the (a) taking of all necessary subsequent corporate action (the “Authorizing Resolutions”) to authorize and approve the issuance of any Ordinary Shares underlying the ADSs, the terms of the offering thereof and related matters, (b) delivery and filing of an appropriate Prospectus Supplement (if necessary) with respect to the offering of the ADSs in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) approval by the Board of, entry by the Company into, and performance by the Company under, any applicable definitive purchase, underwriting or similar agreements between the Company and any third party pursuant to which any of the ADSs and the Ordinary Shares underlying same may be issued and sold, in a form to be filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K (an “Underwriting Agreement”), and (d) receipt by the Company of the consideration for the ADSs and the Ordinary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, such Ordinary Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

Our opinions herein are subject to and may be limited by applicable bankruptcy, insolvency and other laws of general application, or by generally applicable rules of law arising from statutes, judicial and administrative decisions, affecting enforcement of creditors’ rights generally and laws or generally applicable rules of law, relating to the availability of specific performance, injunctive relief or other equitable remedies.

You have informed us that you intend to issue the Ordinary Shares represented by ADSs from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Ordinary Shares represented by ADSs you will afford us an opportunity to review the operative documents pursuant to which such Ordinary Shares represented by ADSs are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

Sincerely yours,

/s/ Lipa Meir & Co

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